Exhibit 3


APRIL 20, 2006



CASCADE BANCORP
1100 NW WALL STREET
P.O. BOX 369
BEND, OREGON 97709


RE: MERGER

This Investor Representation Letter (the "Letter") is rendered and delivered in accordance with Section 2.4(a) of that certain Agreement of Merger, dated as of December 27, 2005 (as amended, modified or supplemented in accordance with the terms thereof, the "Merger Agreement"), by and among F&M Holding Company, an Idaho corporation and a registered bank holding company, Cascade Bancorp, an Oregon corporation and a registered bank holding company (the "Corporation"), F&M Acquisition Corporation (formerly known as Igloo Acquisition Corporation), an Oregon corporation and a wholly-owned subsidiary of the Corporation, and David F. Bolger. Capitalized terms used in but not otherwise defined in this Letter shall have the meanings given to such terms in the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement and specifically in connection with the issuance of the Merger Shares (the "Securities") thereunder, the undersigned (the "Investor") hereby represents, warrants and acknowledges as follows:

   1. The Securities are being issued in connection with the transactions contemplated by the Merger Agreement and the issuance of the Securities is subject to all of the terms and conditions set forth in the Merger Agreement;

   2. Investor is resident in the jurisdiction set forth below on the signature page hereof;

   3. The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, the Securities are being issued under an exemption from registration under the Securities Act for offers and sales of securities to accredited investors, the Securities are deemed to be "restricted securities" under the Securities Act and, accordingly, the Securities may not be transferred without subsequent registration or the availability of an exemption from registration under the Securities Act;

   4. Investor is an accredited investor, as such term is defined in Appendix A attached hereto, and is acquiring the Securities for Investor's own account and not with a view to any resale, distribution or other disposition of the Securities in violation of the Securities Act;

   5. As a result on the restrictions on transferability set forth above, the Securities are not readily transferable and, accordingly, may have to be held for an indefinite period of time;

   6. Except as contemplated or permitted by the Merger Agreement or the Shareholders Agreement, dated as of December 27, 2005, among the Corporation, David F. Bolger and the persons listed on Schedule A thereto ("the "Shareholders Agreement"), Investor is investing in

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the Securities for investment for his or its own account and not with a view to, or offer or sale in connection with, any distribution thereof;

   7. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Corporation and the Securities and is able to bear the economic risk of loss of Investor's investment in the Securities;

   8. Investor further represents and acknowledges that Investor has been solely responsible for Investor's own "due diligence" investigation of the Corporation, the terms and conditions of the Merger and Merger Agreement and the transactions contemplated thereby, including the issuance of the Securities, for Investor's own analysis of the merits and risks of the investment in the Securities, and for Investor's own analysis of the fairness and desirability of the terms of such investment, provided, however, that nothing in this representation and acknowledgment shall affect any of Investor's rights under the Merger Agreement or the Shareholders Agreement;

   9. Investor has not entered into the Merger Agreement and is not delivering this Letter as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

   10. Investor will not offer, sell or otherwise transfer the Securities unless such securities are registered under the Securities Act or an exemption from such registration requirements is available and understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act as evidenced by a legal opinion of counsel to the Investor, any certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof will bear and be subject to the terms of the following legend:

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION";

   11. No securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities and any representation to the contrary is a criminal offense;

   12. If a corporation, partnership, unincorporated association or other entity, Investor has the legal capacity to enter into and be bound by this Letter and all necessary approvals of directors, shareholders or otherwise have been given and obtained;

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   13. If an individual, Investor is of the full age of majority and is legally competent to execute this Letter and take all action pursuant hereto;

   14. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, Investor will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issuance of the Securities;

   15. The covenants, representations and warranties contained herein will survive the Closing.


Dated effective the date first set forth above.



The Corporation                          Investor

Cascade Bancorp                          Two-Forty Associates, a Pennsylvania
                                         limited partnership

By  /s/ Patricia L. Moss                 By:  The David F. Bolger Revocable
   ------------------------              Trust, its general partner
Patricia L. Moss, President
                                         By  /s/ David F. Bolger
                                             ---------------------
                                         David F. Bolger, Trustee

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                                   APPENDIX A

                     DEFINITION OF U.S. ACCREDITED INVESTOR

"Accredited Investor" means any person which comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the "U.S. Securities Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(4) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000;

(5) Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(6) Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment); or

(7)  Any entity in which all of the equity owners are U.S. Accredited Investors.